                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                       BACK BAY RESTAURANT GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                               284 NEWBURY STREET
                           BOSTON, MASSACHUSETTS 02115

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1997

                              --------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Back Bay Restaurant Group, Inc. will be held at Papa.Razzi restaurant, CambridgeSide Galleria, Cambridge, Massachusetts, at 10:00 a.m. on Tuesday, June 3, 1997 for the following purposes:

     1. To elect two Class III Directors to serve until the 2000 annual meeting of stockholders and until their successors are duly elected and qualified.

     2. To transact any other business that may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 11, 1997 are entitled to notice of and to vote at the meeting.

     If you are unable to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.


                                        By Order of the Board of Directors


                                        FRANCIS P. BISSAILLON
                                        Assistant Secretary


Boston, Massachusetts
May 1, 1997




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR SHARES IN PERSON AT THE MEETING, YOUR PROXY MAY BE REVOKED.

                         BACK BAY RESTAURANT GROUP, INC.
                               284 NEWBURY STREET
                           BOSTON, MASSACHUSETTS 02115

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1997

                               -------------------

                                 PROXY STATEMENT

                               -------------------


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Back Bay Restaurant Group, Inc., a Delaware corporation (the "Company"), from holders of the Company's Common Stock for use at the Company's 1997 Annual Meeting of Stockholders to be held on Tuesday, June 3, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will consider the matters set forth in the accompanying Notice of Annual Meeting.

     This proxy statement, the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about May 1, 1997. The Board of Directors has fixed the close of business on April 11, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 3,434,032 shares of the Company's Common Stock. Each share of Common Stock entitles the holder thereof to one vote per share.

     Stockholders of the Company are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed in the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the two nominees for Director of the Company named in this proxy statement. Abstentions will be counted as shares that are present at the Annual Meeting for purposes of determining whether there is a quorum, but will not affect the outcome of the vote for the election of a nominee for Director. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary or any Assistant Secretary of the Corporation at the address of the Corporation set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person, notifying the Secretary or any Assistant Secretary and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, Directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees which are beneficially owned by others to send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

     The Company's Annual Report, including financial statements for the fiscal year ended December 29, 1996, is being mailed to stockholders concurrently with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material.

                            1. ELECTION OF DIRECTORS

     The Directors of the Company are divided into three classes (I, II and III). The members of each class are elected for terms to continue until the third annual meeting of stockholders following their election and until their successors are duly elected and qualified. Consequently, the term of office of the Class III Directors elected at the Annual Meeting will continue until the 2000 annual meeting of stockholders and until their successors are duly elected and qualified.

     The nominees for the two Class III Directorships to be voted upon at the Annual Meeting are Charles F. Sarkis and Robert S. Parker, the current holders of the Class III Directorships. PROXIES WILL BE VOTED FOR THESE NOMINEES UNLESS OTHERWISE SPECIFIED IN THE PROXY. The Board of Directors does not contemplate that any of the nominees will be unable to serve, but in such an event, proxies solicited hereby will be voted for the election of another person or persons, if any, to be designated by the Board of Directors. The affirmative vote of a plurality of the outstanding shares of the Company's Common Stock present or represented at the Annual Meeting is required for the election of Directors. Abstentions will be counted as shares that are present at the Annual Meeting for purposes of determining whether there is a quorum, but will not affect the outcome of the vote for the election of a nominee for Director.

DIRECTORS

     The following table sets forth information regarding Messrs. Sarkis and Parker, the Board of Directors' nominees for election as Directors, as well as information regarding each Director whose term does not expire until the 1998 or 1999 annual meeting of stockholders.


                           BUSINESS EXPERIENCE AND                      DIRECTOR
NAME                       CURRENT DIRECTORSHIPS                  AGE    SINCE
----                       ---------------------                  ---    -----

NOMINEES

(Class III - Term to Expire 2000)

Charles F. Sarkis      President, Chief Executive Officer and      57    1983
                       Chairman of the Board of Directors of
                       the Company since 1983 and Chairman of
                       the Board of The Westwood Group, Inc.
                       ("WGI") since 1978.  Prior to October
                       1992, served as President and Chief
                       Executive Officer of WGI.

Robert S. Parker       Dean and Professor of the School of         59    1992
                       Business Administration at Georgetown
                       University since 1986. Prior to that
                       time, he was a partner at McKinsey &
                       Company, Inc., an international
                       management consulting firm. Mr. Parker
                       is also a Director of Middlesex Mutual
                       Assurance Co., Inc. and Excel Limited,
                       which are insurance companies.




OTHER DIRECTORS

(Class II - Term to Expire 1999)


Richard K. Howe        President and Co-owner of Penobscot Bay     53    1992
                       Provisions Co.  Consultant to John
                       Hancock Freedom Securities Corporation
                       and its subsidiary, Tucker Anthony, Inc.
                       from July 1992 to March 1996.  Prior to
                       July 1992, Mr. Howe was an Executive Vice
                       President and Director of Tucker Anthony,
                       Inc. and an officer and/or Director of
                       its parent corporation and affiliates.
                       Mr. Howe is also a Director of Chic
                       by H.I.S., Inc.

Francis P. Bissaillon  Chief Financial Officer of the Company      48    1994
                       since March 1993.  Executive Vice
                       President since October 1995 and Vice
                       President from March 1993 to October 1995.
                       Prior to working for the Company,
                       Mr. Bissaillon served as Chief Operating
                       Officer of La Quinta Motor Inns, Inc.
                       ("La Quinta"). Prior to July 1991,
                       Mr. Bissaillon served as Senior Vice
                       President-Administration and Treasurer
                       of La Quinta.

(Class I - Term to Expire 1998)

Joseph M. Cassin       Partner in the New York law firm            57    1992
                       Cassin, Cassin & Joseph.

Richard P. Dalton      President and Chief Executive Officer       49    1992
                       of WGI since October 1992, Executive
                       Vice President of WGI from 1988 to 1992
                       and Chief Operating Officer of WGI since
                       1989. From 1988 until 1989 he served as
                       Chief Financial Officer of WGI, from 1984
                       until 1988 he served as Vice President of
                       WGI and from 1974 to 1989 he served as
                       Treasurer of WGI. Mr. Dalton is also a
                       Director of WGI.

Irwin Chafetz          President and principal of Interface        61    1995
                       Group-Massachusetts, Inc., the operator
                       of GWV International, New England's
                       largest charter tour operator.  Until
                       April 1995, he was Vice President and
                       a principal of Interface Group-Nevada, Inc.,
                       which operated COMDEX, the largest American
                       trade show. Mr. Chafetz is also a Director
                       of Syratech Corporation.



     During 1996, the Board of Directors held three meetings. Each Director who is not an officer or employee of the Company is entitled to receive $1,500 for each meeting of the Board of Directors he attends and $1,500 for each committee meeting he attends that takes place on a date other than the date of a Board of Directors meeting. In addition, each Director receives a retainer fee of $10,000. All of the Directors attended at least 75% of the aggregate of the Board and relevant committee meetings during 1996.

     The Audit Committee, composed of Richard K. Howe and Robert S. Parker, held three meetings during 1996. The Audit Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company; reviews with the independent public accountants and management the Company's internal accounting procedures and controls; and reviews with the independent public accountants the scope and results of the auditing engagement.

     The Compensation Committee, composed of Joseph M. Cassin, Irwin Chafetz, Richard P. Dalton and Robert S. Parker, held four meetings during 1996. The Compensation Committee administers the Company's compensation plans and makes decisions regarding the compensation of senior management and other matters relating to compensation.

     The Company does not have a nominating committee.

EXECUTIVE OFFICERS

     Certain information regarding the identity and background of the Company's executive officers is set forth below. All of the Company's executive officers have been elected for terms continuing until their successors are duly elected and qualified.

     Charles F. Sarkis, age 57, is Chairman of the Board, President and Chief Executive Officer of the Company and has served in such capacities for the Company and its predecessors since 1964.

     Francis P. Bissaillon, age 48, has served as Chief Financial Officer of the Company since March 1993. Mr. Bissaillon has served as an Executive Vice President of the Company since October 1995 and served as Vice President from March 1993 to October 1995.

     Mark L. Hartzfeld, age 50, has served as an Executive Vice President and Chief Operating Officer of the Company since October 1995. He served as Senior Vice President of Real Estate and Development of the Company from 1992 to October 1995, and prior to that served as Vice President of Development since 1986.

     Robert J. Ciampa, age 41, has served as Vice President, Chief Accounting Officer and Treasurer of the Company since October 1992. Mr. Ciampa has served as Chief Accounting Officer of the Company and its predecessors since 1978.

BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding beneficial ownership (as defined in accordance with Rule 13d-3 under the Securities
Exchange Act of 1934) as of May 1, 1997, except as otherwise indicated below, of the Company's Common Stock by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, by each of the Company's Directors and named executive officers and by all of the Company's
Directors and executive officers as a group.

                                                      COMMON STOCK
                                                  BENEFICIALLY OWNED(1)
                                               ---------------------------
 DIRECTORS, EXECUTIVE OFFICER                    NUMBER        PERCENT OF
  AND 5% BENEFICIAL OWNERS(2)                  OF SHARES      COMMON STOCK
------------------------------                 ---------      ------------

Charles F. Sarkis                              263,233(3)(4)       7.7%
Francis P. Bissaillon                           51,833(5)          1.5%
Joseph M. Cassin                                16,000(6)          *
Irwin Chafetz                                   98,000(7)          2.9%
Richard P. Dalton                               30,000(3)(8)       *
Richard K. Howe                                 16,000(9)          *
Robert S. Parker                                15,000(8)          *
Mark L. Hartzfeld                               27,500(10)         *
Robert J. Ciampa                                23,250(8)          *
All Directors and executive officers
  as a group (9 persons)                       540,816(3)         15.7%

5% Beneficial Owners
  William B. Finneran                          782,486(11)        22.8%
    c/o Oppenheimer & Co., Inc.
    Oppenheimer Tower
    World Financial Center
    New York, NY  10281

  The Westwood Group, Inc.                     673,451(12)        19.6%
    190 V.F.W. Parkway
    Revere, MA  02151


(Footnotes)

*  Less than one percent

     (1) Except as otherwise noted, persons in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

     (2) Unless otherwise indicated, the address of each beneficial owner is 284 Newbury Street, Boston, Massachusetts 02115.

     (3) Does not include 673,451 shares owned by WGI. Mr. Sarkis owns securities representing approximately 88.63% of the voting power of WGI's outstanding shares of Common Stock and approximately 66.85% of the outstanding shares and is Chairman of the Board of WGI. Mr. Dalton is President and a Director of WGI.

     (4) Includes 52,500 shares Mr. Sarkis has the right to acquire within 60 days under options granted to him pursuant to the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan").

     (5) Includes 45,833 shares Mr. Bissaillon has the right to acquire within 60 days under options granted to him pursuant to the Stock Option Plan.

     (6) Includes 15,000 shares Mr. Cassin has the right to acquire within 60 days under options granted to him pursuant to the Stock Option Plan. Excludes 2,000 shares of Common Stock owned by Mr. Cassin's wife. Mr. Cassin disclaims beneficial ownership of the shares owned by his wife.

     (7) Includes 15,000 shares Mr. Chafetz has the right to acquire within 60 days under options granted to him pursuant to the Stock Option Plan and 5,000 shares Mr. Chafetz has the right to acquire within 60 days pursuant to a stock option grant (not under the Stock Option Plan).

     (8) Represents shares such Director or officer has the right to acquire within 60 days under options granted to such Director or officer pursuant to the Stock Option Plan.

     (9) Consists of 1,000 shares Mr. Howe owns jointly with his wife and 15,000 shares Mr. Howe has the right to acquire within 60 days under options granted to him pursuant to the Stock Option Plan.

     (10) Includes 27,000 shares Mr. Hartzfeld has the right to acquire within 60 days under options granted to him pursuant to the Stock Option Plan.

     (11) Shareholdings information is based on Mr. Finneran's Schedule 13D dated September 14, 1995.

     (12) Shareholdings information is based on WGI's Schedule 13G dated June 1, 1994.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows certain compensation information for the fiscal years ended 1996, 1995 and 1994 for the Company's Chief Executive Officer and to each of the Company's other executive officers whose annual compensation exceeds $100,000. This information includes the dollar value of base salaries and bonus awards and the number of stock options granted.


                                     SUMMARY COMPENSATION TABLE


                                                                     LONG-TERM
   NAME AND                              ANNUAL COMPENSATION        COMPENSATION      ALL OTHER
PRINCIPAL POSITION               YEAR    SALARY($)  BONUS($)(1)  AWARDS-OPTIONS(2)  COMPENSATION($)
------------------               ----    ---------  -----------  -----------------  ---------------

Charles F. Sarkis,               1996    338,979         -                     -        35,650
  President and                  1995    338,395         -            52,500            28,600
  Chief Executive Officer        1994    337,909         -            40,000            13,421

Francis P. Bissaillon,           1996    187,664         -                 -                 -
  Executive Vice President       1995    173,405         -            40,000                 -
  and Chief Financial Officer    1994    174,071         -            15,000                 -

Mark L. Hartzfeld,               1996    199,534         -                 -             6,100
  Executive Vice President       1995    146,617    16,000            45,000             1,350
  and Chief Operating Officer    1994    146,469    32,000                 -             6,128

Robert J. Ciampa,                1996    101,233         -                 -                 -
  Vice President, Chief          1995     97,751         -            23,250                 -
  Accounting Officer and         1994     97,781         -                 -                 -
  Treasurer



---------------

(1) Cash bonuses and option grants are included in compensation for the year for which they were earned, even if actually paid or granted in the subsequent year.

(2) Represents the number of shares of the Company's Common Stock subject to options.


OPTION GRANTS IN FISCAL YEAR 1996 AND YEAR-END OPTION VALUES

     The following table provides certain information regarding options to purchase shares of the Company's Common Stock granted to the named executive officers in fiscal year 1996.


                                   OPTIONS GRANTED IN FISCAL YEAR 1996


                        PERCENT                                                  POTENTIAL REALIZABLE
                        OF TOTAL                                                   VALUE AT ASSUMED
                        NUMBER       OPTIONS                                        ANNUAL RATES OF
                          OF         GRANTED                 MARKET                   STOCK PRICE
                       SECURITIES      TO        EXERCISE   PRICE ON               APPRECIATION FOR
                       UNDERLYING   EMPLOYEE     OR BASE    DATE OF                  OPTION TERM
                        OPTIONS     IN FISCAL     PRICE      GRANT   EXPIRATION  --------------------
NAME                   GRANTED(#)   YEAR 1996   ($/SHARE)  ($/SHARE)    DATE     0%($)  5%($)  10%($)
----                   ----------   ---------   ---------  ---------    ----     -----  -----  ------

Francis P. Bissaillon   10,000         9.4       3.8125      3.8125   02/01/06     0   23,975  60,763

Mark L. Hartzfeld       15,000        14.0       3.8125      3.8125   02/01/06     0   35,962  91,143



     The table below summarizes for each of the named executive officers the total number of unexercised options, if any, held at December 29, 1996 and the aggregate dollar value of in-the-money unexercised options held at December 29, 1996. The value of unexercised in-the-money options at fiscal year-end is the difference between the exercise or base price and the fair market value of the underlying stock on December 29, 1996, which was $2.625 per share, the closing price of the Company's stock on the Nasdaq national market system. These values have not been, and may never be, realized. The underlying options have not been, and may not be, exercised; and actual gains, if any, on exercise will depend on the value of the Company's Common Stock on the date of exercise. None of the named individuals in the following table exercised options in the fiscal year ended December 29, 1996.

                             FISCAL YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                           OPTIONS AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
    NAME                   EXERCISABLE   UNEXERCISABLE         EXERCISABLE   UNEXERCISABLE
    ----                   -----------   -------------         -----------   -------------

Charles F. Sarkis            52,500                -                0             -
Francis P. Bissaillon        42,500           12,500                0             0
Mark L. Hartzfeld            22,000           23,000                0             0
Robert J. Ciampa             23,250                -                0             -

(1) In-the-Money Options are those where the fair market value of the underlying securities exceeds the exercise price of the option.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Company's fiscal year ended December 29, 1996 and during its current fiscal year, Charles F. Sarkis has served as an executive officer of the Company and as Chairman of the Board of WGI, and Richard P. Dalton has served as a member of the Company's Compensation Committee and as an executive officer of WGI.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is composed solely of non-employee Directors. The Compensation Committee determines all aspects of the compensation to be paid to Charles F. Sarkis, the Chief Executive Officer, Francis P. Bissaillon, the Chief Financial Officer, and Mark L. Hartzfeld, the Chief Operating Officer, and determines all aspects of the compensation of the Company's other executive officers, except their base salaries which are determined by senior management. The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of compensation which allows the Company to attract and retain superior talent and to align the executive officers' interests with those of the Company's stockholders. The compensation of the Company's executive officers includes (i) cash compensation, consisting of a base salary and, if earned, a performance bonus, (ii) long-term incentive compensation in the form of stock options, and (iii) participation in various benefit plans, most of which are generally available to employees of the Company.

     Cash Compensation. Cash compensation of the Company's executive officers consists of a base salary and, if earned, an annual performance bonus. The Compensation Committee sets the base salaries of Messrs. Sarkis, Bissaillon and Hartzfeld at levels competitive with those of executive officers at similarly situated restaurant companies, taking into consideration the individual experience of these officers. Mr. Sarkis' base salary has not changed since 1994. In determining Mr. Sarkis' base salary, the Compensation Committee reviewed national and regional compensation information for executives in the restaurant industry, including surveys regarding the compensation of restaurant executives prepared by ADQ, Inc. and Towers, Perrin, Forster & Crosby, Inc. and information contained in proxy statements filed by other restaurant companies.

     Management level employees, including executive officers, are eligible to receive cash bonuses based on the Company's performance. Mr. Sarkis and the other executive officers did not receive cash bonuses for 1996, because the Committee did not feel they were warranted based on the financial performance of the Company.

     Stock Options. The executive officers, as well as other key employees, are eligible to participate in the Company's Stock Option Plan. The purpose of the Stock Option Plan is to provide increased incentives to salaried employees, to encourage new employees to become affiliated with the Company and to align the interests of such persons with those of the Company's stockholders. The Stock Option Plan is administered by the Compensation Committee. The Compensation Committee has the authority to determine the individuals to whom the stock options are awarded, the terms upon which option grants shall be made and the number of shares subject to each option, all subject to the terms and conditions of the Stock Option Plan.

     Other Compensation. The Company provides certain other benefits to the executive officers, such as health insurance, that are generally available to Company employees. In addition, officers and key employees of the Company (including the named executive officers) may be eligible to receive supplemental disability insurance coverage, automobile allowance and insurance benefits.



                             Compensation Committee
                           Joseph M. Cassin, Chairman
                                  Irwin Chafetz
                                Richard P Dalton
                                Robert S. Parker

                             STOCK PERFORMANCE GRAPH




















    --------------------------------------------------------------------------------------
    Company/Index                      Mar92    Dec92    Dec93    Dec94    Dec95    Dec96
    --------------------------------------------------------------------------------------
    Back Bay Restaurant Group, Inc.   $100.00  $ 80.90  $101.13  $ 44.94  $ 22.47  $ 17.23
    Restaurants-500                   $100.00  $119.73  $139.78  $139.34  $208.98  $206.48
    NASDAQ Index Composite            $100.00  $112.84  $129.53  $126.61  $179.06  $220.24
    --------------------------------------------------------------------------------------

     The preceding stock performance price graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of The NASDAQ Stock Market Index of U.S. stocks and of the Standard & Poor's Restaurant Index, Restaurants-500. The beginning of the measurement period for the Company, March 20, 1992, the date of the Company's initial public offering, and the beginning of the measurement period for The NASDAQ Stock Market Index and the S&P Restaurant Index is March 31, 1992. The last day of each measurement period is the last business day in each calendar year.

     The stock price performance on the graph above is not necessarily indicative of future price performance.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company entered into a three-year employment agreement with Mr. Sarkis on January 16, 1992 which provides that Mr. Sarkis will be employed as President and Chief Executive Officer and that the term of his employment under the agreement will continue from year to year thereafter unless either party terminates the agreement. Effective December 27, 1993, Mr. Sarkis' base compensation under the agreement was adjusted to $335,000 per year and may be readjusted from time to time by the Board of Directors or its Compensation Committee. In addition, Mr. Sarkis may receive annual bonuses as determined by the Board of Directors or its Compensation Committee. The Company may terminate Mr. Sarkis' employment only for cause. The employment agreement contains a noncompetition covenant which prohibits Mr. Sarkis, until the later of five years from the date of the agreement, the date of a change of control, or such time that neither he nor WGI owns more than 3% of the outstanding shares of Common Stock of the Company, from engaging in any competing business, directly or indirectly. Mr. Sarkis' real estate investments in two properties which currently are leased to the Company are not subject to the noncompetition covenant.

     The Company has entered into Change of Control Severance Agreements ("Severance Agreements") with Charles F. Sarkis, Francis P. Bissaillon, Mark L. Hartzfeld and Robert J. Ciampa. The Severance Agreements provide that if there were a change of control (as defined in the Severance Agreements) of the Company, and such officer's employment by the Company is terminated during the next two years for any reason other than dismissal by the Company for cause (as defined in the Severance Agreements), the officer would be entitled to certain benefits. These benefits include receipt of a payment equal to the sum of three times the amount of the officer's annual salary and bonus, a pro rated amount of the officer's current year bonus, the amount of salary and bonus deferred in prior years and not yet received by the officer, and, in certain circumstances, a gross-up for certain taxes payable by the officer in connection with the receipt of payments under the Severance Agreements. The Severance Agreements also provide that upon a qualifying termination of employment, the officer's stock options will become fully vested and that the Company will continue the officer's life, medical and disability insurance for two years after the termination of the officer's employment to the extent that these benefits are not provided by another employer, and that any noncompetition agreements between the Company and the employee shall not be effective.

TRANSACTIONS WITH MANAGEMENT AND AFFILIATES

     Mr. Sarkis is the majority shareholder of WGI. WGI owns more than 10% of the Common Stock of the Company. The following is a summary of certain arrangements between the Company and WGI, its subsidiaries, Mr. Sarkis and Mr. Sarkis' affiliates. Certain of these arrangements were made while the Company was a wholly-owned subsidiary of WGI and accordingly, were established by related parties and were not subject to arms length negotiations. The Company's By-Laws provide that all future proposed agreements between the Company and WGI, Mr. Sarkis or their respective affiliates are subject to advance approval by a majority of the independent members of the Company's Board of Directors.

     Leasing Arrangements

     The Company had a lease agreement for one of its restaurant facilities with a trust, the beneficiary of which is a wholly-owned subsidiary of WGI. The annual rent under this lease was equal to the higher of $200,000 base rent or 7.5% of annual gross sales up to a maximum of $3,200,000 per year, so that in no event shall the annual rent under this lease exceed $240,000. The lease commenced on October 1, 1991 and ends September 30, 2001. The Company is also liable for a portion of real estate taxes, insurance and building operating expenses as defined in the lease. The lease agreement was terminated in November 1996, pursuant to the foreclosure of a mortgage, and as a result of such foreclosure, the occupancy of the restaurant facility is tenant at sufferance. The Company is in the process of negotiating a new lease with the new landlord.

     In December 1991, Boraschi Cafe, Inc. ("Boraschi"), a wholly-owned subsidiary of the Company, entered into a lease which formalized a prior leasing arrangement for 14,427 square feet of restaurant space in Boston, Massachusetts which Mr. Sarkis beneficially owns. The lease, which expires on September 30, 2006, provides for annual rent of $300,000 and that the Company is responsible for utilities, maintenance and taxes. The restaurants operated at this location are J.C. Hillary's, Ltd. and The Famous Atlantic Fish Company.

     Mr. Sarkis beneficially owns a parking lot located in Boston, Massachusetts near the Company's executive office and five of the Company's restaurants. The Company rents parking spaces in this parking lot for its employees. In 1996, the Company paid a total of approximately $84,000 in fees to park cars in this lot.

     Concessions and Management Agreements

     Prior to 1994, the Company and WGI were parties to agreements pursuant to which the Company operated the concession business and received certain other revenues in connection with the operation of Wonderland Greyhound Park and Foxboro Park, two parimutuel race tracks owned by WGI. In May 1994, the Company transferred its concession and related operations to WGI in return for a $770,000 term note, to which $200,000 owed by WGI to the Company was added, to bring the total principal amount of the note to $970,000. This note was subsequently amended to provide that principal and interest payments under the note would not begin until April 1, 1998.

AUDIT MATTERS

     Coopers & Lybrand has been selected to examine the financial statements of the Company for the fiscal year ended December 29, 1996, and to report the results of their examination. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     Proposals of stockholders to be included in the Company's proxy statement for its 1998 annual meeting of stockholders must be received by the Company no later than December 31, 1997.

     In addition, the Company's By-Laws provide that any stockholder of record wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive offices not less than 90 days prior to the anniversary date of the prior year's annual meeting or special meeting in lieu thereof (the "Anniversary Date"); provided, however, that in the event that the annual meeting is called for a date more than twenty days prior to the Anniversary Date, stockholders may, under certain circumstances set forth in the Company's By-Laws, have additional time to deliver their stockholder notice.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Based solely on the review of Forms 3, 4 and 5 and all amendments thereto furnished to the Company with respect to its most recent fiscal year, it appears that each Director, officer and 10% beneficial owner of Common Stock of the Company complied with Section 16(a) of the Securities Exchange Act of 1934.

OTHER BUSINESS

     The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                        BACK BAY RESTAURANT GROUP, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 3, 1997

The undersigned hereby appoints Charles F. Sarkis and Francis P. Bissaillon, and each of them, his true and lawful proxies, with full power of substitution, on behalf of the undersigned to attend the Annual Meeting of Stockholders of Back Bay Restaurant Group, Inc. ("Back Bay") to be held at PapaRazzi restaurant, Cambridgeside Galleria, Cambridge, Massachusetts on June 3, 1997 at 10:00 a.m., and at any adjournments or postponements thereof (the "Annual Meeting"), and thereat to vote all shares of common stock, par value $0.01 per share, of Back Bay standing in the name of the undersigned as specified on the reverse side, with all the powers the undersigned would possess if personally present at the Annual Meeting, hereby revoking all previous proxies. Each of such proxies or his substitute shall have and may exercise all the powers granted herein. This proxy is revocable at any time before it is voted by giving written notice of such revocation to the Secretary or any Assistant Secretary of Back Bay, signing and duly delivering a proxy bearing a later date or by attending the Annual Meeting, notifying the Secretary or any Assistant Secretary of Back Bay and voting in person. The undersigned reserves the right to attend the Annual Meeting and vote in person.

-------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?


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
/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------------------------------------------------------------------
                        BACK BAY RESTAURANT GROUP, INC.
-------------------------------------------------------------------------------

THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.

     RECORD DATE SHARES:




                                                      _________________________

Please be sure to sign and date this Proxy.            Date
_______________________________________________________________________________



_________Stockholder sign here____________________Co-owner sign here___________





1.  Election of two Class III Directors for a three            WITH-    FOR ALL
    year term.                                         FOR     HOLD      EXCEPT

            CHARLES F. SARKIS                          / /      / /        / /
            ROBERT S. PARKER

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee.






Mark box at right if an address change or comment has been    / /
noted on the reverse side of this card.




DETACH CARD                                                         DETACH CARD

                        BACK BAY RESTAURANT GROUP, INC.

Dear Stockholder,

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Back Bay Restaurant Group, Inc. on June 3, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Back Bay Restaurant Group, Inc.